Exhibit 10.2

AMENDMENT OF INDUSTRIAL BUILDING LEASE (NET)

This Amendment is made as of the 5th day of April, 2007, by and between W.C. Bradley Co. (“Landlord”) and Magnetek, Inc. (“Tenant”).

WHEREAS, Landlord and Tenant entered into a lease dated November 20, 2006 (the “Lease”), for premises located at N50 W13775 Overview Drive, Menomonee Falls, Wisconsin (the “Premises”),

WHEREAS, Tenant exercised its Right of First Refusal under Section 24.14 of the Lease to lease the additional 26,612 square feet of contiguous space in the Building (the “Expansion Space”), and

WHEREAS, Landlord and Tenant desire to amend the Lease (with capitalized terms used not defined herein to have the meanings set forth in the Lease as amended hereby).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to amend the Lease as follows:

(1)           The Premises subject to the Lease is hereby amended to add the Expansion Space, and the term “Premises” shall mean the entire Building and Property.  The Tenant’s Proportionate Share is changed from sixty-two and 36/100 percent (62.36%) to one hundred percent (100%).  The parties agree that the fifty percent (50%) discount in Section 3.2 of the Lease relating to the first twelve (12) months of Additional Rent does not apply to the Expansion Space.

(2)           Effective as of April 15, 2007, the Base Rent during the remaining portion of the Initial Term set forth in Section 1.11 of the Lease is amended as follows:

Months	Annual Base Rent	Monthly Base Rent
4/15/07-11/14/07	$228,889.13	$19,074.09
11/15/07-11/14/08	$346,474.86	$28,872.90
11/15/08-11/14/09	$355,136.73	$29,594.73
11/15/09-11/14/10	$364,015.15	$30,334.60
11/15/10-11/14/11	$373,115.52	$31,092.96
11/15/11-11/14/12	$382,443.41	$31,870.28
11/15/12-11/14/13	$392,004.50	$32,667.04
11/15/13-5/14/14	$401,804.61	$33,483.72

and the Base Rent during the renewal terms set forth in Section 24.13 of the Lease will be as follows:

Months	Annual Base Rent	Monthly Base Rent
5/15/14-5/14/15	$411,849.73	$34,320.81
5/15/15-5/14/16	$422,145.97	$35,178.83
5/15/16-5/14/17	$432,699.62	$36,058.30
5/15/17-5/14/18	$432,699.62	$36,058.30
5/15/18-5/14/19	$443,517.11	$36,959.76
5/15/19-5/14/20	$454,605.04	$37,883.75

(3)           Tenant acknowledges that Landlord has accomplished Landlord’s Work pursuant to Section 5 of the Lease.  The Expansion Space is being delivered in its “as is” and “where is” condition.  The term “Tenant’s Work” as used in Section 5 of the Lease for purposes of the Expansion Space shall mean:  construction of men’s and women’s restrooms; installation of climate control consistent with the existing warehouse; filling the “tank room” floor with a load bearing floor equivalent to the existing warehouse; and constructing an opening in the wall between the tank room and the Expansion Space.  Landlord agrees that it will provide Tenant with an allowance of a maximum of One Hundred Sixty Thousand and 00/100 Dollars ($160,000.00) toward reimbursement of costs for Tenant’s Work on the Expansion Space, provided that:  (i) Tenant has completed the Tenant’s Work for the Expansion Space; (ii) Tenant is not then in default under the Lease; (iii) Tenant’s business has had positive net profits (as determined by generally accepted accounting principles) for any consecutive twelve (12) month period prior to each payment; and (iv) Tenant has delivered Landlord with invoices and lien waivers from contractors prior to the time Tenant is entitled to receive reimbursement from Landlord.  Provided the foregoing conditions have been complied with, the earliest payment allowance dates are as follows:  Eighty Thousand and 00/100 Dollars ($80,000.00) on June 1, 2008 and Eighty Thousand and 00/100 Dollars ($80,000.00) on June 1, 2009.  Notwithstanding Tenant’s failure to satisfy the conditions set forth in subsection (iii) above, the equal payment allowances shall be paid by Landlord to Tenant no later than thirty-six (36) and forty-eight (48) months respectively after the date of execution of this Amendment, provided that Tenant has complied with the conditions set forth in subsections (i), (ii) and (iv) above on such payment dates.

(4)           This Amendment may be signed in counterparts, each of which when read together will constitute one instrument.  This Amendment will not be effective unless it is signed by Landlord and Tenant.  Except as amended herein, the Lease shall remain in full force and effect and unmodified in accordance with its terms.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed and sealed on their behalf by their duly authorized representatives as of the date first above written.

LANDLORD:
W.C. BRADLEY CO.

By:	/s/ Robert H. Wright Jr
Vice President

TENANT:
MAGNETEK, INC:

By:	/s/ Peter M. McCormick
Peter M. McCormick: Executive Vice President & Chief Operating Officer